UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 25, 2014

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FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200
(Registrant's Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02(e). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 17, 2014, the Board of Directors (“Board”) of the Federal Home Loan Bank of Indianapolis (“Bank”) approved the offering of a Key Employee Severance Agreement (“Agreement”) to Kenneth Lowell Short, Jr., Senior Vice President - Chief Accounting Officer, and to Gregory L. Teare, Senior Vice President - Chief Banking Officer. On March 4, 2014, the Federal Housing Finance Agency (“Finance Agency”) indicated to the Bank that it has no objection to the severance payment provisions of the proposed Agreements. These Agreements will take the place of similar agreements that the Bank executed with Mr. Short and Mr. Teare in 2011, both of which had a three-year term.
In addition, on March 21, 2014, the Board approved the offering of an Agreement to William D. Miller, Senior Vice President - Chief Risk Officer (Mr. Miller, Mr. Short and Mr. Teare being hereinafter referred to also as a “Bank Officer”). Previously, on March 4, 2014, the Finance Agency had indicated that it has no objection to the severance payment provisions of the proposed Agreement for Mr. Miller.
The Agreement provides for a severance payment and continued benefits if the Bank Officer’s employment terminates under certain circumstances in connection with a “reorganization” (as defined in the Agreement) of the Bank. In particular, under the terms of the Agreement, if the Bank Officer terminates for “good reason” during a period beginning 12 months before and ending 24 months after a reorganization, or if he is terminated without “cause” during a period beginning 12 months before and ending 24 months after a reorganization, the Bank Officer is entitled to a lump sum payment equal to 1.0 times the average of his three preceding years’ base salary, bonus, and other cash compensation paid, provided that, for any calendar year in which the Bank Officer received base salary for less than the entire calendar year, the gross amount shall be annualized as if such amount had been payable for the entire calendar year. In addition, the Agreement provides for a taxable, lump-sum payment to the Bank Officer of an amount equal to the cash equivalent of the Bank’s contribution for medical and dental insurance premiums for the Bank Officer (and his spouse and dependents if they were covered at the time of termination) for a 12-month period, which the Bank Officer may use to pay for continuation coverage under the Bank’s medical and dental insurance policies in accordance with the requirements of the COBRA.
If the Bank is not in compliance with any applicable regulatory capital or regulatory leverage requirement at the time payment under an Agreement is due, or if the payment would cause the Bank to fall below applicable regulatory requirements, the payment will be deferred until such time as the Bank achieves compliance with its regulatory requirements. In general, following execution of the Agreement by both parties, the Agreement will remain in effect during the Bank Officer’s employment until August 14, 2016.
On March 25, 2014, an Agreement was delivered to each Bank Officer for execution. A copy of the form of Agreement utilized for each Bank Officer is included as Exhibit 99.1 to this Current Report.
Item 9.01. Financial Statements and Exhibits
A copy of the form of Key Employee Severance Agreement utilized for each Bank Officer is attached hereto as Exhibit 99.1 and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 25, 2014

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/CINDY L. KONICH
Cindy L. Konich
President - Chief Executive Officer

By:	/s/DANIEL A. LANE
Daniel A. Lane
First Vice President - General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Key Employee Severance Agreement